SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 27, 2010

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	1-14116	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, CA 92612
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The registrant Consumer Portfolio Services, Inc. (“CPS”) hereby incorporates by reference into this Item 1.01 the information contained in Item 2.01 of this report and the information contained in exhibit 99.1 (press release) filed with this report.

CPS disclaims any implication that the agreements relating to such transactions are other than agreements entered into in the ordinary course of its business.

ITEM 2.01.  COMPLETION OF THE ACQUISITION OR DISPOSITION OF ASSETS.

On September 27, 2010, CPS and its wholly owned subsidiary CPS Receivables Four LLC ("Subsidiary") entered into a series of agreements under which Subsidiary purchased from CPS, and sold to CPS Auto Receivables Trust 2010-A, a Delaware statutory trust (the "Trust") approximately $103.8 million of subprime automotive receivables (the "Receivables"). CPS had acquired the Receivables the same day from Auto Loan Trust, a Delaware statutory trust, which had held the Receivables since September 28, 2008. The transaction accordingly may be deemed both an acquisition and disposition of such assets.  CPS previously reported its sale of such receivables to Auto Loan Trust, in a report on Form 8-K filed October 2, 2008.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Neither financial statements nor pro forma financial information are filed with this report. One exhibit is filed, as follows:

Exhibit Number	Description
99.1	Consumer Portfolio Services, Inc. September 27, 2010, press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Dated: October 1, 2010	By: /s/ Jeffrey P. Fritz
Jeffrey P. Fritz Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Consumer Portfolio Services, Inc. September 27, 2010, press release.